Exhibit 99.1

Press Release	For Immediate Release

Contact:
Investor Relations	Steve Schick (Media)
Redback Networks	Redback Networks
408-750-5130	408-750-5096
investor_relations@redback.com	schick@redback.com

REDBACK NETWORKS ANNOUNCES FIRST QUARTER 2005

OPERATING RESULTS

Revenue Continues to Increase with Strong Growth

of SmartEdge Platform Sales

SAN JOSE, Calif., April 20, 2005 — Redback Networks Inc. (NASDAQ: RBAK), a leading provider of broadband networking systems, today announced its first quarter results for the period ended March 31, 2005. Net revenue for the first quarter of 2005 was $34.3 million, up from $32.1 million in net revenue for the fourth quarter of 2004, an increase of seven percent. Net revenue was up $4.1 million, or 14 percent, over the first quarter of 2004. Revenue for the company’s next-generation SmartEdge® product line grew by 16 percent from Q4 2004 and 96 percent from Q1 2004.

“We are pleased with the results of the first quarter and the continued momentum of our next-generation SmartEdge platform for integrated video, voice and data broadband networks,” said Kevin DeNuccio, president and chief executive officer, Redback Networks. “SmartEdge sales have not only driven revenue growth but also have created a significant foothold for us in strategic platform decisions for next-generation broadband among the top carriers in the world.”

GAAP net loss for the first quarter of 2005 was $7.1 million or $ (0.13) per share attributable to common stockholders based on weighted average shares outstanding of 53.5 million, compared to a GAAP net loss of $33.0 million or $ (0.64) per share attributable to common stockholders based on weighted average shares outstanding of 51.4 million in the first quarter of 2004. Non-GAAP net loss for the first quarter of 2005 was $2.9 million or $ (0.05) per share based on weighted average shares outstanding of 53.5 million, compared to a non-GAAP net loss of $7.9 million or $ (0.15) per share for the first quarter of 2004 based on weighted average shares outstanding of 51.4 million. Excluded from the non-GAAP results for the first quarter of 2005 were charges relating to amortization of intangible assets, amortization of stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, accretion of a dividend payable to the preferred stockholders, proceeds from the sale of previously reserved inventory as scrap and partial recovery on certain investments that had been previously written down.

See the attached table for a reconciliation of our non-GAAP results to GAAP results.

Redback Networks will discuss these quarterly results in an investor conference call today at 1:45 p.m. Pacific Time. The conference telephone number is 1-847-619-6368. A live web cast is also available from the investor relations portion of the Redback’s web site, www.redback.com, under Investor Center. A telephone replay of the conference call will be available later in the day. Replay information will be available at 1-630-652-3018, access code: 11385564. Information on these calls and web cast can also be found on the company’s web site.

About Redback Networks

Redback Networks Inc., a leading provider of next-generation broadband networking equipment, enables carriers and service providers to build Smart Broadband Networks that can deliver simplified, personalized, portable subscriber services to consumers and businesses. The company’s carrier-class, consumer-scale SmartEdge Router and Service Gateway platforms for Consumer IP combine subscriber management systems and edge routing and, in conjunction with the NetOp™ Element and Policy Manager platform, provide a powerful, flexible infrastructure for managing both subscribers and value-added services. Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs and service providers. For more information, visit Redback Networks at www.redback.com.

# # #

REDBACK and SmartEdge are trademarks registered at the U.S. Patent and Trademark Office and in other countries.

Note Regarding Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect Redback’s actual future results. All forward-looking statements included in this document are based upon information available as of the date hereof, and Redback assumes no obligation to update these statements. These risks and other risks relating to Redback’s business are set forth in the documents filed by Redback with the Securities and Exchange Commission (SEC), specifically the most recent report on Form 10-K, Form 10-Q and Form 8-K, and amendments thereto, and the other reports filed from time to time with the SEC.

Non-GAAP Disclosure

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Successor		Predecessor
	Three Months Ended March 31, 2005	January 3 Through March 31, 2004	January 1 Through January 2, 2004
Net revenue	$34,292	$30,166	$—
Cost of revenue, excluding amortization	13,556	13,814	—
Amortization	2,722	2,728	—

Total cost of revenue	16,278	16,542	—

Gross profit	18,014	13,624	—

Operating expenses:
Research and development	14,088	11,912	—
Selling, general and administrative	9,956	9,767	—
Reorganization items	—	2,787	—
Stock-based compensation	1,032	5,287	—

Total operating expenses	25,076	29,753	—

Loss from operations	(7,062)	(16,129)	—
Other income (expense), net	165	(69)	—
Net gain on discharge of debt	—	—	71,164
Fresh start adjustments	—	—	(218,691)
Induced conversion charge	—	—	(335,809)

Loss before reorganization items	(6,897)	(16,198)	(483,336)
Reorganization items	—	—	(1,539)

Net loss before deemed dividend and accretion on preferred stock	(6,897)	(16,198)	(484,875)
Deemed dividend and accretion on preferred stock	(153)	(16,821)	—

Net loss attributable to common stockholders	$(7,050)	$(33,019)	$(484,875)

Net loss attributable to common stockholders per share - basic and diluted	$(0.13)	$(0.64)	$(2.65)

Shares used in computing net loss attributable to common stockholders per share (a)	53,469	51,373	183,009

(a)	Reflects a change in the capitalization of the Company as a result of the plan of reorganization effective as of January 2, 2004.

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Successor Three Months Ended March 31, 2005				Successor January 3 Through March 31, 2004
	Non-GAAP (a)	Reconciling Items		GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$34,292	$—		$34,292	$30,166	$—		$30,166
Cost of revenue, excluding amortization	13,556	—		13,556	13,977	(163	)(g)	13,814
Amortization		2,654	(c)	2,654	—	2,654	(c)	2,654
	—	68	(e)	68	—	74	(e)	74

Total cost of revenue	13,556	2,722		16,278	13,977	2,565		16,542

Gross profit (loss)	20,736	(2,722)		18,014	16,189	(2,565)		13,624

Operating expenses:
Research and development	13,754	334	(e)	14,088	11,614	298	(e)	11,912
Selling, general and administrative	9,879	77	(e)	9,956	9,659	108	(e)	9,767
Reorganization items	—	—		—	2,787	—		2,787
Stock-based compensation	—	1,032	(d)	1,032	—	5,287	(d)	5,287

Total operating expenses	23,633	1,443		25,076	24,060	5,693		29,753

Loss from operations	(2,897)	(4,165)		(7,062)	(7,871)	(8,258)		(16,129)
Other income (expense), net	26	139	(h)	165	(69)	—		(69)

Net loss before deemed dividend and accretion on preferred stock	(2,871)	(4,026)		(6,897)	(7,940)	(8,258)		(16,198)
Deemed dividend and accretion on preferred stock	—	(153	)(f)	(153)	—	(16,821	)(f)	(16,821)

Net loss attributable to common stockholders	$(2,871)	$(4,179)		$(7,050)	$(7,940)	$(25,079)		$(33,019)

Net loss attributable to common stockholders per share - basic and diluted	$(0.05)			$(0.13)	$(0.15)			$(0.64)

Shares used in computing net loss attributable to common stockholders per share (i)	53,469			53,469	51,373			51,373

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, amortization of stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, accretion of a dividend payable to the preferred stockholders, sale of inventory as scrap and partial recovery on certain investments that had been previously written down.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(d)	Amount represents amortization of stock-based compensation.
(e)	Amount represents amortization of the fair value of warrants issued in connection with a lease agreement.
(f)	Amount represents accretion of a dividend payable to the preferred stockholders, including a beneficial conversion feature of $16.7M in the period from January 3 through March 31, 2004.
(g)	Amount represents proceeds from sale of inventory as scrap.
(h)	Amount represents partial recovery on certain investments that had been previously written down.
(i)	Reflects a change in the capitalization of the Company as a result of the plan of reorganization effective January 2, 2004.

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and to help assess our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	Successor
	March 31, 2005	December 31, 2004
Assets
Assets:
Cash and cash equivalents	$43,366	$42,558
Accounts receivable, net	19,322	21,892
Inventories	7,155	7,420
Property and equipment, net	15,687	16,583
Goodwill	144,410	145,083
Intangibles, net	63,632	66,285
Other assets	8,783	7,614

Total assets	$302,355	$307,435

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued liabilities	$36,974	$36,633
Deferred revenue	15,963	17,546
Long term liabilities	1,826	2,181

Total liabilities	54,763	56,360

Mandatorily redeemable convertible preferred stock	47,435	47,282

Stockholders’ equity	200,157	203,793

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity	$302,355	$307,435

Redback Networks Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Successor	Successor	Predecessor
	Three months ended March 31, 2005	January 3 Through March 31, 2004	January 1 Through January 2, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss before deemed dividend and accretion on preferred stock	$(6,897)	$(16,198)	$(484,875)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,120	5,462	—
Stock-based compensation	1,032	5,287	—
Net gain on discharge of debt, fresh-start accounting adjustments, and induced conversion charges	—	—	483,336
Changes in assets and liabilities:
Accounts receivable, net	2,570	(4,615)	—
Inventories	(541)	(31)	—
Other assets	(1,768)	(295)	—
Accounts payable and accrued liabilities	1,025	(3,059)	1,539
Deferred revenue	(1,583)	4,255	—
Other long-term liabilities	(355)	1,445	—

Net cash used in operating activities	(397)	(7,749)	—

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment	(1,244)	(647)	—

Net cash used in investing activities	(1,244)	(647)	—

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of stock and exercise of warrants	2,449	30,221	—
Principal payments on capital lease obligations and borrowings	—	(315)	—

Net cash provided by financing activities	2,449	29,906	—

Net increase in cash and cash equivalents	808	21,510	—
Cash and cash equivalents at beginning of period	42,558	20,519	20,519

Cash and Cash equivalents at end of period	$43,366	$42,029	$20,519